                                                                  EXHIBIT 23.03










                CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

We consent to the use in this Registration Statement of The Millburn World Resource Trust of our report dated March 31, 1998 on the statement of financial condition of the Millburn Ridgefield Corporation as of December 31, 1997 appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.




ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Lutherville, Maryland
April 14, 1998